Exhibit 99.1

BOWEN ACQUISITION CORP

BALANCE SHEET

JULY 18, 2023

	July 14,	Pro Forma
	2023	Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current assets:
Cash	$720,413	(824)	a)	719,589
Prepaid expenses	145,880	-		145,880
Total current assets	866,293	(824)		865,469
Cash held in Trust Account	60,600,000	9,000,000	b)
		315,000	d)
		(225,000)	e)	69,690,000
Total Assets	$61,466,293	9,089,176		$70,555,469

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued offering costs and expenses	$218,991	798	h)	$219,789

Total Liabilities	218,991	798		219,789

Commitments and contingencies
Ordinary shares subject to possible redemption, 6,000,000 and 6,900,000 shares at redemption value of $10.10	60,600,000	8,509,091	c)
		(212,727)	f)
		793,636	g)	69,690,000

Shareholders’ Equity:
Preferred stock, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	-	-		-
Ordinary shares; $0.0001 par value; 200,000,000 shares authorized; 2,235,000 and 2,266,500 issued and outstanding, respectively (excluding 6,000,000 & 6,900,000 shares subject to possible redemption, respectively)	224	3	d)	227
Additional paid-in capital	721,878	8,999,910	b)
		314,997	d)
		(225,000)	e)
		(8,509,001)	c)
		212,727	f)
		(793,636)	g)	721,875
Accumulated deficit	(74,800)	(824)	a)
		(798)	h)	(76,422)
Total Shareholders’ Equity	647,302	(1,622)		645,680
Total Liabilities and Shareholders’ Equity	$61,466,293	9,089,176		$70,555,469

The accompanying notes are an integral part of the pro forma financial statement

F-1

BOWEN ACQUISITION CORP

NOTE 1 — CLOSING OF OVER-ALLOTMENT OPTION (UNAUDITED)

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Bowen Acquisition Corp (the “Company”) as of July 18, 2023, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on July 18, 2023 as described below.

On July 14, 2023, the Company consummated the initial public offering (“IPO”) of 6,000,000 of its units (“Units”) at a purchase price of $10.00 per Unit, generating gross proceeds of $60,000,000. Each Unit consists of one ordinary share (“Ordinary Share”), and one right (“Right”) entitling the holder thereof to receive one-tenth of one ordinary share upon the completion of an initial business combination.

The Sponsors and EarlyBirdCapital, Inc. have purchased an aggregate of 330,000 Private Placement Units at a price of $10.00 per Private Placement Unit, amounting to $3,300,000, from the Company in a private placement that occurred simultaneously with the closing of the IPO. The proceeds from the sale of the Private Placement Units are added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a business combination within the combination period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Ordinary Shares (subject to the requirements of applicable law).

The Company granted the underwriters a 45-day option from the effective date of the Company’s registration statement for its IPO to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On July 17, 2023, the underwriters exercised the over-allotment option with respect to the 900,000 additional Units, which was subsequently closed on July 18, 2023, generating gross proceeds to the Company of $9,000,000. Simultaneously with the sale of the over-allotments option units, the Company consummated the Private Placement of an additional 31,500 Private Placement Units generating gross proceeds of $315,000.

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As of July 18, 2023, a total of $69,690,000 of the net proceeds from the IPO (including the over-allotment Units) and the sale of Private Placement Units was placed in a trust account with Continental Stock Transfer & Trust acting as trustee.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option described above and other related transactions are as follows:

S.No.	Particulars	Debit	Credit
a)	Administrative support expenses	824
	Cash		824
	To record bank service charge

b)	Cash held in trust	9,000,000
	Ordinary shares		90
	Additional paid-in capital		8,999,910
	To record the sale of 9,000,000 over-allotment Units at $10.00 per Unit on July 18, 2023

c)	Ordinary shares	90
	Additional paid-in capital		8,509,001
	Ordinary shares subject to redemption		8,509,091
	To record the change in ordinary shares subject to redemption from the sale of the over-allotment Units

d)	Cash held in trust	315,000
	Ordinary shares		3
	Additional paid-in capital		314,997
	To record sale of 31,500 additional Private Placement Units at $10.00 per Unit on July 18, 2023

e)	Additional paid-in capital	225,000
	Cash held in trust		225,000
	To record the cash underwriting commission arising from the sale of the over-allotment Units

f)	Ordinary shares subject to redemption	212,727
	Additional paid-in capital		212,727
	To reduce the amount of balance in ordinary shares subject to redemption by the cash underwriting commission related to public shares

g)	Additional paid-in capital	793,636
	Ordinary shares subject to redemption		793,636
	To record remeasurement adjustment on redeemable ordinary shares

h)	Legal & professional services	798
	Accrued expenses		798
	To record press release fees

F-3